INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

USE THE FAMOUS LIMONEIRA LEMONS SANTA PAULA BRANDS

NUMBER 1701 SHARES VOID

Limoneira Company
of Santa Paula

COMMON STOCK $30,000.00 NUMBER OF SHARES 3,000,000

This Certifies that - VOID - *is the owner of* - VOID - *Shares of the Common Stock of*

Limoneira Company

transferable only on the books of the Corporation by the holder hereof in person or by the Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation at Santa Paula, California, this ______ day of ______ A.D. 20____*

- VOID - SECRETARY.

- VOID - PRESIDENT.

CERTIFICATE

FOR SHARES

OF THE

COMMON STOCK

LIMONEIRA COMPANY

OF SANTA PAULA, CAL.

Issued to

Dated

For Value Received ____ herby sell, assign and transfer unto ______________________________

Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

____

to transfer the said stock on the Books of the within named Corporation, with full power of substitution in the premises.

Dated ____________ *20* ____ ____________________

IN PRESENCE OF

____